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                                                                   EXHIBIT 10.51

                                           April 13, 2001


PSC Inc.
PSC Scanning, Inc.
675 Basket Road
Webster, New York 14580-9787
Attention: Edward Borey, President and
           Chief Executive Officer
           Elizabeth J. McDonald, Vice President and
           Corporate Counsel

       Re:   PSC Scanning, Inc.


Ladies and Gentlemen:

      Reference is hereby made to the Securities Purchase Agreements dated July 12, 1996 (as amended, modified and supplemented, the "Securities Purchase Agreements") by and among PSC Inc. (the "Holding Company"), PSC Scanning, Inc. (the "Operating Company") and the institutional investors named therein. Capitalized terms used but not defined herein shall be given the meanings accorded to such terms in the Securities Purchase Agreements.

      Attached hereto as Annex 1 is a term sheet (the "Term Sheet") setting forth our agreement on the terms of an amendment to or amendment and restatement of the Securities Purchase Agreements. The parties hereto agree to promptly prepare all documentation required in connection with such amendment or amendment and restatement. Such documentation will not contain any economic terms with respect to principal, interest, fees or financial covenants more restrictive terms than those set forth in the Term Sheet. The holders of the Notes hereby waive the Events of Default waived by them pursuant to the Consent and Waiver Under Securities Purchase Agreements dated as of March 31, 2001 pending completion of final documentation. This letter agreement shall be superseded and replaced upon completion of documentation in connection with the amendment or amendment and restatement of the Securities Purchase Agreements referred to above.

      By each party's signature below, each such party acknowledges that it is duly authorized to approve the Term Sheet and agrees that the terms of the Securities Purchase Agreements shall be deemed to be modified effective as of the date hereof as set forth in the Term Sheet.
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      Please return executed counterparts of this letter agreement to Charles L.
Glerum and W. Brewster Lee at Choate, Hall & Stewart (fax no. 617-248-4000).


                                           Very truly yours,

                                           JOHN HANCOCK LIFE INSURANCE COMPANY
                                           (formerly John Hancock Mutual Life
                                           Insurance Company)


                                           By: _________________________
                                                                 (Title)


                                           JOHN HANCOCK VARIABLE LIFE
                                           INSURANCE COMPANY


                                           By: _________________________
                                                                 (Title)


                                           THE LINCOLN NATIONAL LIFE
                                           INSURANCE COMPANY

                                           By:   Delaware Lincoln Investment
                                                 Advisers, a series of Delaware
                                                 Management Business Trust,
                                                 Attorney-in-Fact


                                                 By: ___________________
                                                                 (Title)


                                           LINCOLN NATIONAL INCOME FUND,
                                           INC.


                                           By: _________________________
                                                                 (Title)
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                                           SECURITY-CONNECTICUT LIFE
                                           INSURANCE COMPANY


                                           By: _________________________
                                                                 (Title)


                                           THE EQUITABLE LIFE ASSURANCE
                                           SOCIETY OF THE UNITED STATES


                                           By: _________________________
                                                                 (Title)
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ACKNOWLEDGED AND AGREED


PSC INC.


By: __________________________


PSC SCANNING, INC.


By: __________________________


PSC AUTOMATION, INC.


By: __________________________


INSTAREAD CORPORATION


By: __________________________


PERCON INCORPORATED


By: __________________________
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                                                                         Annex 1


                         Summary of Terms and Conditions

1. Except as noted herein, all terms of the Securities Purchase Agreements and the other Operative Documents will remain in effect.

2. At the time of the execution of the amendment and/or restatement of the Securities Purchase Agreements, the Bank Credit Agreement will be amended or amended and restated (as so changed, the "New Bank Agreement") in accordance with the term sheet for the same attached hereto (the "Bank Term Sheet"), and the New Bank Agreement (and all other related agreements, documents and instruments) will not contain any economic terms with respect to principal, interest, fees or financial covenants more restrictive than those set forth in the Bank Term Sheet.

3.    In lieu of complying with the financial covenants set forth in section
      14.7 of the Securities Purchase Agreements, the Companies will comply with the financial covenants set forth in the New Bank Agreement.

4. The Exercise Price for the Warrants (currently exercisable for 975,000 shares of the Holding Company's Common Stock) will be reduced to the average per share market price prevailing on the 15 trading days immediately prior to the execution of the amendment and/or restatement.

5. The Companies will pay on a pro rata basis to the holders of the Notes an amount (which is fully earned as of the date hereof) equal to the product of (a) the average prevailing per share market price of the Holding Company's Common Stock on the 15 trading days immediately prior to April 2, 2002 (or, at the option of the holders of the Notes, April 2, 2003) less $1.00 times (b) 500,000, provided that the maximum amount of such payment shall be $1,500,000. Such payment shall be made in three equal sequential installments 30, 90 and 150 days after April 2, 2002 or April 2, 2003, as applicable. The holders of the Notes acknowledge that the foregoing amount is "Subordinated Indebtedness" as defined in the Securities Purchase Agreements and is subject to the limitations set forth in section 10 of the Securities Purchase Agreements.

6. All interest accrued on the Notes from September 30, 2000 will be paid on April 2, 2002.

7. The $75,000 Special Waiver Fee (which is fully earned as of the date hereof) required under "Amended and Restated Amendment No. 7 and Consent and Waiver under Securities Purchase Agreements" will be paid on April 2, 2002.

8. The Companies will pay at the time of the execution of the amendment and/or restatement of the Securities Purchase Agreements $150,000 as an advance against out-of-pocket expenses of the Noteholders, including legal fees, incurred after March 31,
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      2001 and before March 31, 2002 (and any unspent amount from the previous
      $100,000 advance would be credited against this second advance requirement).

      Capitalized terms used but not defined herein shall be given the meanings accorded to such terms in the Securities Purchase Agreements.